Exhibit 99.1

NEWS RELEASE

For Immediate Release

BAYLAKE CORP. DECLARES DIVIDEND

Sturgeon Bay, Wisconsin (PR Newswire) – January 23, 2012

Baylake Corp. (OTC BB: BYLK) is pleased to announce that its Board of Directors on January 23, 2012  declared a quarterly dividend of $0.01 per share on the Company's common stock. This marks the first dividend declared since December 10th, 2007.  The dividend is payable on February 10th, 2012 to shareholders of record on January 27, 2012.

Baylake Corp., the holding company for Baylake Bank, serves Northeast and Central Wisconsin from 27 community financial centers throughout Brown, Door, Green Lake, Kewaunee, Manitowoc, Outagamie, Waupaca and Waushara Counties.

Contact: John A. Hauser

(920)-743-5551

Source: Baylake Corp.